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As filed with the Securities and Exchange Commission on December 6, 2002

Registration Statement No. 333-97779

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Crosstex Energy, L.P.
(Exact name of registrant as specified in its charter)

Delaware	4923	16-1616605
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Crosstex Energy GP, L.P.
2501 Cedar Springs
Suite 600
Dallas, Texas 75201
(214) 953-9500
(Name, address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

William W. Davis
Crosstex Energy GP, L.P.
2501 Cedar Springs, Suite 600
Dallas, Texas 75201
(214) 953-9500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Joshua Davidson Baker Botts L.L.P. One Shell Plaza, 910 Louisiana Houston, Texas 77002 (713) 229-1234	Douglass M. Rayburn Baker Botts L.L.P. 2001 Ross Avenue Dallas, Texas 75201 (214) 953-6500	Jeffrey A. Zlotky Thompson & Knight L.L.P. 1700 Pacific Avenue, Suite 3300 Dallas, Texas 75201 (214) 969-1700	David P. Oelman Melissa M. Baldwin Vinson & Elkins L.L.P. 1001 Fannin, Suite 2300 Houston, Texas 77002-6760 (713) 758-2222

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 13. Other Expenses of Issuance And Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee and the NASD filing fee, the amounts set forth below are estimates.

SEC Registration Fee	$4,444
NASD Filing Fee	5,330
Nasdaq Stock Market Listing Fee	100,000
Printing and Engraving Expenses	400,000
Fees and Expenses of Legal Counsel	1,275,000
Accounting Fees and Expenses	350,000
Transfer Agent and Registrar Fees	5,000
Miscellaneous	360,226

Total	$2,500,000

Item 14. Indemnification of Directors And Officers.

        The section of the Prospectus entitled "The Partnership Agreement—Indemnification" discloses that we will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is made to Section 7 of the Underwriting Agreement filed as an Exhibit to the Registration Statement in which we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that may be required to be made in respect of these liabilities. Subject to any terms, conditions or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Item 15. Recent Sales of Unregistered Securities.

        Crosstex Energy, L.P. issued to Crosstex Energy GP, L.P. a 2% general partner interest in the partnership in exchange for a capital contribution in the amount of $20 and to Crosstex Energy Holdings Inc. a 98% limited partner interest in the partnership in exchange for a capital contribution in the amount of $980 in connection with the formation of the partnership in July 2002 in an offering exempt from registration under Section 4(2) of the Securities Act of 1933. There have been no other sales of unregistered securities within the past three years.

Item 16. Exhibits.

        (a) The following documents are filed as exhibits to this registration statement:

Exhibit
1.1**	—	Form of Underwriting Agreement
3.1**	—	Certificate of Limited Partnership of Crosstex Energy, L.P.
3.2**	—	Form of Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P.
3.3**	—	Certificate of Limited Partnership of Crosstex Energy Services, L.P.
3.4**	—	Form of Amended and Restated Agreement of Limited Partnership of Crosstex Energy Services, L.P.
3.5**	—	Certificate of Limited Partnership of Crosstex Energy GP, L.P.
3.6**	—	Agreement of Limited Partnership of Crosstex Energy GP, L.P.
3.7**	—	Certificate of Formation of Crosstex Energy GP, LLC
3.8**	—	Form of Amended and Restated Limited Liability Company Agreement of Crosstex Energy GP, LLC
4.1**	—	Specimen Unit Certificate for the common units
5.1**	—	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered
8.1**	—	Opinion of Baker Botts L.L.P. relating to tax matters
10.1**	—	Form of Credit Facility
10.2**	—	Form of First Contribution, Conveyance and Assumption Agreement
10.3**	—	Form of Closing Contribution, Conveyance and Assumption Agreement
10.4**	—	Form of Omnibus Agreement
10.5**	—	Form of Employment Agreement
10.6+	—	Gas Sales Agreement, dated March 1, 2001 among Tejas Gas Marketing, LLC, Corpus Christi Gas Marketing, L.P. and Corpus Christi Gas Processing, L.P., as amended
10.7+	—	Gas Sales Agreement, dated December 17, 1998, among Reliant Energy Entex and GC Marketing Company, as amended by the Amendment to Gas Sales Agreement, dated June 18, 2002, among Crosstex Gulf Coast Marketing, Ltd. and Reliant Energy Entex
10.8**	—	Form of Crosstex Energy GP, LLC Long-Term Incentive Plan
21.1**	—	List of Subsidiaries
23.1**	—	Consent of KPMG LLP
23.2	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)
23.3	—	Consent of Baker Botts L.L.P. (contained in Exhibit 8.1)
23.4**	—	Consent of Clovis Roland Haden
23.5**	—	Consent of Sheldon B. Lubar
23.6**	—	Consent of Robert F. Murchison
23.7**	—	Consent of Stephen A. Wells
24.1**	—	Powers of attorney

**
Previously filed.
+
Application has been made to the Securities and Exchange Commission for confidential treatment of certain provisions of these exhibits. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

Item 17. Undertakings.

        The undersigned Registrant hereby undertakes to provide at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that:

          (1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2)  For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes to send to each holder of common units, at least on an annual basis, a detailed statement of any transactions with the general partner or its affiliates, and of the fees, commissions, compensation and other benefits paid, or accrued to the general partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

        The undersigned registrant hereby undertakes to provide to the holders of common units the financial statements required by Form 10-K for the first fiscal year of operations of the partnership.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, the State of Texas, on December 6, 2002.

Crosstex Energy, L.P.
By:	Crosstex Energy GP, L.P. Its General Partner
By:	Crosstex Energy GP, LLC
By:	/s/ WILLIAM W. DAVIS
Name: William W. Davis
Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Barry E. Davis	President, Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2002
/s/ WILLIAM W. DAVIS William W. Davis	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 6, 2002
* Bryan H. Lawrence	Director	December 6, 2002
*By:	/s/ WILLIAM W. DAVIS William W. Davis Attorney-In-Fact

INDEX TO EXHIBITS

Exhibit
1.1**	—	Form of Underwriting Agreement
3.1**	—	Certificate of Limited Partnership of Crosstex Energy, L.P.
3.2**	—	Form of Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P.
3.3**	—	Certificate of Limited Partnership of Crosstex Energy Services, L.P.
3.4**	—	Form of Amended and Restated Agreement of Limited Partnership of Crosstex Energy Services, L.P.
3.5**	—	Certificate of Limited Partnership of Crosstex Energy GP, L.P.
3.6**	—	Agreement of Limited Partnership of Crosstex Energy GP, L.P.
3.7**	—	Certificate of Formation of Crosstex Energy GP, LLC
3.8**	—	Form of Amended and Restated Limited Liability Company Agreement of Crosstex Energy GP, LLC
4.1**	—	Specimen Unit Certificate for the common units
5.1**	—	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered
8.1**	—	Opinion of Baker Botts L.L.P. relating to tax matters
10.1**	—	Form of Credit Facility
10.2**	—	Form of First Contribution, Conveyance and Assumption Agreement
10.3**	—	Form of Closing Contribution, Conveyance and Assumption Agreement
10.4**	—	Form of Omnibus Agreement
10.5**	—	Form of Employment Agreement
10.6+	—	Gas Sales Agreement, dated March 1, 2001 among Tejas Gas Marketing, LLC, Corpus Christi Gas Marketing, L.P. and Corpus Christi Gas Processing, L.P., as amended
10.7+	—	Gas Sales Agreement, dated December 17, 1998, among Reliant Energy Entex and GC Marketing Company, as amended by the Amendment to Gas Sales Agreement, dated June 18, 2002, among Crosstex Gulf Coast Marketing, Ltd. and Reliant Energy Entex
10.8**	—	Form of Crosstex Energy GP, LLC Long-Term Incentive Plan
21.1**	—	List of Subsidiaries
23.1**	—	Consent of KPMG LLP
23.2	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)
23.3	—	Consent of Baker Botts L.L.P. (contained in Exhibit 8.1)
23.4**	—	Consent of Clovis Roland Haden
23.5**	—	Consent of Sheldon B. Lubar
23.6**	—	Consent of Robert F. Murchison
23.7**	—	Consent of Stephen A. Wells
24.1**	—	Powers of attorney

**
Previously filed.
+
Application has been made to the Securities and Exchange Commission for confidential treatment of certain provisions of these exhibits. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 13. Other Expenses of Issuance And Distribution.
  Item 14. Indemnification of Directors And Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS